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For Immediate Release
---------------------


                    DAVID NEELY RETIRES AS CHAIRMAN/CEO OF
                       PRECEPT BUSINESS SERVICES, INC.


                     DARWIN DEASON NAMED INTERIM CHAIRMAN


DALLAS, Texas (April 19, 1999) -- Precept Business Services, Inc. ("PBSI"), the nation's largest independent distributor of printed business products and document management services and one of the largest providers of corporate personnel transportation services in the United States, today announced that David L. Neely has resigned his positions as Chairman and Chief Executive Officer, effective immediately, citing personal health reasons for the decision.

"This is one of the most difficult, if not the most difficult, decision I've ever had to make in my business career, but life is just too short and my family is too important for me to disregard their wishes in this matter," stated Mr. Neely. "This was not an easy decision by any means, but it is the right one."

The Company announced that Darwin Deason will assume the position of Chairman on an interim basis. Mr. Deason and Mr. Neely were co-founders of Precept Business Services in 1988, when Precept was a subsidiary of Affiliated Computer Services, Inc. (NYSE: "AFA"). Precept was spun-off from Affiliated Computer Services ("ACS") in June 1994.

"David has been with Precept since its beginning and will be missed a great deal," commented Mr. Deason. "However, one of his greatest accomplishments has been the development of an outstanding management team at Precept. We expect things to continue as usual for our customers, vendors or employees."

Precept Business Services, Inc. is the nation's largest nationwide independent distributor of printed business products and document management services. The Company also provides corporate transportation services in Texas, New York, New Jersey, Ohio and Michigan. Recent acquisitions have diversified the Company's revenue base and positioned Precept as a consolidator within the $20 billion business products and document management services industry, and the $12 billion corporate transportation industry. The Company is headquartered in Dallas, Texas and its common stock is traded on Nasdaq under the symbol "PBSI".

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE" , "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR

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PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.


                   For further information, please contact:


                     Bill Solomon, CFO at (214) 754-6620
                                      or
      R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893